EXHIBIT 10.1

NATIONAL PENN BANCSHARES, INC.

DIRECTORS' FEE PLAN

SECTION I - DEFINITIONS

A.  Board of Directors: The Board of Directors of the Company.

B.   Change in Control Event: An event constituting a change in control of the Company as set forth in Section XVI herein.

C.   Code: The Internal Revenue Code of 1986, as amended, and the same as may be amended from time to time.

D.  Common Stock: The Company's common stock, without par value.

E.  Company: National Penn Bancshares, Inc.

F.  Compensation Committee: The Compensation Committee of the Board of Directors (comprised solely of persons who are "non-employee directors" of the Company, as such term is defined by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934).

G.  Corporate Secretary: The Corporate Secretary of the Company.

H.   Current Stock Election: An election to receive current payment of Director Fees in shares of Common Stock, without deferral.

I.  Deferred Cash Compensation Account: A book-entry reserve account maintained in the records of the Company (in the case of its participating Directors) or of a Subsidiary (in the case of its participating Directors) indicating the amount owed to an individual Director as a result of a cash deferral of his Director Fees.

J.  Deferred Cash Election: An election to defer the receipt of all or a portion of Director Fees and to receive eventual payment of such Director Fees in cash.

K.  Deferred Stock Compensation Account: A book-entry reserve account maintained in the records of the Company (in the case of its participating Directors) or of a Subsidiary (in the case of its participating Directors) indicating the amount owed to an individual Director as a result of a stock deferral of his Director Fees.

L.  Deferred Stock Election: An election to defer the receipt of all Director Fees and to receive eventual payment of such Director Fees in shares of Common Stock.

M.  Director: Any duly elected or appointed director of the Company or of a Subsidiary, or any duly appointed member of an advisory board of a Subsidiary, other than a person who is also a common law employee of the Company or of a Subsidiary. For purposes of administering and construing this Plan, such a common law employee shall be deemed to be a person who is not a Director.

N.  Director Fees: Fees which are payable to a Director for services performed by such Director as a member of the Board of Directors, as a member of a Subsidiary's board of directors, as a member of any committee, or as a member of any advisory board of a Subsidiary.

O.  Election: The election by a Director to receive payment of Director Fees other than currently in cash.

P.  Fair Market Value: The fair market value of a share of Common Stock, determined pursuant to Section XIII hereof.

Q.  Interest Crediting Date: March 31, June 30, September 30 and December 31 of each Plan Year.

R.   Plan: This Directors' Fee Plan, as adopted by the Company and as it may be amended from time to time.

S.  Plan Quarter: A calendar quarter.

T.  Plan Year: A calendar year.

U.  Subsidiary: Any corporation, 50% or more of the capital stock of which is owned, directly or indirectly, by the Company.

SECTION II - PURPOSE; RESERVATION OF SHARES

The purposes of the Plan are to provide each Director with payment alternatives for Director Fees and to increase the identification of interests between Directors and the shareholders of the Company by providing Directors with the opportunity to elect to receive payment of Director Fees in shares of Common Stock. For each Plan Year, the aggregate number of shares of Common Stock which may be issued under Current Stock Elections or credited to Deferred Stock Compensation Accounts for subsequent issuance under the Plan is limited to 81,500 shares, subject to adjustment and substitution as set forth in Section VII.B.

SECTION III - ELIGIBILITY TO PARTICIPATE

Except as otherwise provided in Section VI or Section VIII, any Director is eligible to participate in the Plan.

SECTION IV - PAYMENT OR DEFERRAL OF DIRECTORS' FEES

A. General. Each Director may elect to receive current payment of Director Fees either in cash or in shares of Common Stock, without deferral. Each Director also may elect to defer payment of Director Fees and to receive such deferred payment either in cash or in shares of Common Stock. An Election is made by filing with the Corporate Secretary a "Notice of Election" in the form prescribed by the Company, appropriately completed. Director Fees earned at any time for which an Election is not effective shall be paid in cash on the date determined under Section XIII. Any Election shall terminate on the date a Director ceases to be a Director. A Director may change an election to receive cash or shares of Common Stock, in each case with or without deferral, by filing a "Notice of Amendment or Revocation of Election" with the Corporate Secretary in accordance with the provisions of this Section IV. Any "Notice of Election" or "Notice of Amendment or Revocation of Election" shall become irrevocable when filed, except by the filing of a new "Notice of Election" or "Notice of Amendment or Revocation of Election" which thereafter becomes effective in accordance with the provisions of this Section IV.

B. Current Stock Payment. Any Director desiring to make a Current Stock Election shall file with the Corporate Secretary a "Notice of Election", appropriately completed. A Current Stock Election shall be effective on the date on which the "Notice of Election" is filed. Any Current Stock Election shall remain in effect for each succeeding Plan Year unless and until the Director revokes such Election by filing a "Notice of Amendment or Revocation of Election" with the Corporate Secretary, appropriately completed. Any such revocation shall become effective for the Plan Year immediately following the Plan Year in which such revocation is duly filed.

During the period that a Current Stock Election is effective, all Director Fees payable shall be paid by the issuance to the Director of a number of whole shares of Common Stock equal to the Director Fees payable divided by the Fair Market Value of a share of Common Stock on the date on which such Director Fees are payable (as provided in Section XIII hereof). Any amount of Director Fees which is not paid in Common Stock because it is less than the Fair Market Value of a whole share shall be accumulated in cash without interest and added to the amount used in computing the number of shares of Common Stock issuable to the Director on the next succeeding date on which Director Fees are payable under the Current Stock Election. Any such accumulated fractional amount remaining as of the effective date of any termination of a Current Stock Election or of the termination of the Plan shall be paid to the Director in cash on the next succeeding date on which Director Fees would have been payable to the Director under the Current Stock Election, but not later than March 15th of the calendar year following the Plan Year in which the fee was earned.

The Company shall issue share certificates to the Director for the shares of Common Stock acquired or, if requested in writing by the Director, the shares acquired shall be added to the Director's account under the Company's Dividend Reinvestment Plan. As of the date under Section XIII on which the Director Fees are payable in shares of Common Stock, the Director shall be a shareholder of the Company with respect to such shares.

C. Deferred Cash Payment. Any Director desiring to make a Deferred Cash Election shall, no later than December 31 of the Plan Year immediately preceding the Plan Year for which such Deferred Cash Election is to become effective, file with the Corporate Secretary a "Notice of Election", appropriately completed. In the case of a person who is elected or appointed as a Director and who was not a Director on the preceding December 31st, such Deferred Cash Election shall be made prior to the commencement of his term of office. Any Deferred Cash Election shall remain in effect for each succeeding Plan Year unless and until the Director amends or revokes such Election by filing with the Corporate Secretary a "Notice of Amendment or Revocation of Election", appropriately completed. Any such amendment or revocation shall become effective for the Plan Year immediately following the Plan Year in which such amendment or revocation is duly filed, and shall remain effective until the Plan Year immediately following the Plan Year in which a new "Notice of Amendment or Revocation of Election" is made as provided above.

D. Deferred Stock Payment. Any Director desiring to make a Deferred Stock Election shall, no later than December 31 of the Plan Year immediately preceding the Plan Year for which such Deferred Stock Election is to become effective, file with the Corporate Secretary a "Notice of Election", appropriately completed. In the case of a person who is elected or appointed as a Director and who was not a Director on the preceding December 31st, such Deferred Stock Election shall be made prior to the commencement of his term of office. Any Deferred Stock Election shall remain in effect for each succeeding Plan Year unless and until the Director revokes such Election by filing with the Corporate Secretary a "Notice of Amendment or Revocation of Election", appropriately completed. Any such amendment or revocation shall become effective for the Plan Year immediately following the Plan Year in which such amendment or revocation is duly filed, and shall remain effective until the Plan Year immediately following the Plan Year in which a new "Notice of Amendment or Revocation of Election" is made as provided above. Upon revocation of an election, the cash value of any fractional share shall be paid in the same manner as provided for current stock payments in Section IV-B.

SECTION V - DEFERRED CASH COMPENSATION ACCOUNT

A. General. The amount of any Director Fees deferred in accordance with a Cash Deferral Election shall be credited to a Deferred Cash Compensation Account in the name of the Director on the date on which such Director Fees are otherwise payable as provided in Section XIII.

B. Interest. On each Interest Crediting Date, each Deferred Cash Compensation Account shall be credited with additional amounts in the nature of interest. The rate of interest that will accrue with respect to a Deferred Cash Compensation Account for a given Plan Year will be equal to the rate of return realized by the Mandatory Deferral Accounts ("Mandatory Deferral Accounts") of the National Penn Bancshares, Inc. Executive Incentive Plan (the "Executive Incentive Plan") during the three-month period ended within such Plan Quarter. Interest on amounts in Deferred Cash Compensation Accounts shall accrue daily and shall be determined by reference to a 365/366-day year; provided, however, that no deferred Director Fee shall commence accruing interest until the first day of the Plan Quarter immediately following the Plan Quarter in which it is payable as provided in Section XIII.

Notwithstanding the provisions of the preceding paragraph, if a Deferred Cash Compensation Account is completely liquidated on a date other than an Interest Crediting Date, interest shall be credited to such Account, as of the date of its liquidation, for the period since the last Interest Crediting Date. The interest rate to be used shall be the rate of return realized by the Mandatory Deferral Accounts during the three-month period ended within the last preceding Plan Quarter.

Notwithstanding anything herein to the contrary, the Compensation Committee may vary the method of calculating interest on Deferred Cash Compensation Account balances if the Executive Incentive Plan is terminated or amended to materially alter the present nature of calculation of interest on Mandatory Deferral Accounts. The decision of the Compensation Committee as to the use of a substituted method of calculating interest shall be final and binding on all affected Directors.

SECTION VI - DISTRIBUTION OF DEFERRED
CASH COMPENSATION ACCOUNT BALANCES

A. General. No distribution from a Deferred Cash Compensation Account shall be made or commence prior to the (i) termination of the Director's service as such, (ii) the Director's attainment of age 65 or (iii) the later of the foregoing as selected by the Director in his initial Deferred Cash Election as occasioning such distribution. The actual date on which distribution will be made or commence will be determined by the Compensation Committee; provided, however, that such date may be no later than December 31 of the Plan Year in which the elected distribution event occurs.

Distributions from Deferred Cash Compensation Accounts may be made in a lump sum or in annual installments over a period of five or ten years, as elected. The amount of any annual installment shall be calculated by dividing the balance in a Director's Deferred Cash Compensation Account at the relevant time by the number of installments remaining to be paid. The actual method of distribution from a Director's Deferred Cash Compensation Account will be determined by the method of distribution selected by the Director in his initial Deferred Cash Election.

The balance of the Deferred Cash Compensation Account shall be appropriately reduced on the date of payment to the Director or the Director's designated beneficiary to reflect the installment payments made hereunder. Amounts held pending distribution pursuant to this Section VI shall continue to be credited with interest on a quarterly basis as described in Section V hereof.

Once made, an election as to the event which shall occasion a distribution and an election as to the method or timing of distribution shall be irrevocable, unless (i) the Compensation Committee consents in writing to an election change,(ii) the election change is made at least twelve months before the date that the distribution would have been made, (iii) the election change does not take effect until at least twelve months after the date of the election and (iv) the election change delays the distribution for a period of more than five years.

B. Beneficiary Designation. A Director may designate one or more persons to receive the balance in his Deferred Cash Compensation Account in the event of his death prior to receipt of the total amount therein. No such designation will be valid unless made on a "Beneficiary Designation" form prescribed by the Company, and duly and timely filed with the Corporate Secretary. A Director may at any time, and from time to time, revoke or amend such designation by duly and timely filing a new "Beneficiary Designation" form with the Corporate Secretary. If a Director dies without a completed "Beneficiary Designation" form on file with the Corporate Secretary, payment will be made to his estate. All distributions made as a result of death shall be paid in lump sums.

SECTION VII - DEFERRED STOCK COMPENSATION ACCOUNT

A. General. The amount of any Director Fees deferred in accordance with a Stock Deferral Election shall be credited to a Deferred Stock Compensation Account in the name of the Director. On each date on which Director Fees are payable under Section XIII to Directors for whom Stock Deferral Elections are in effect, the Director's Deferred Stock Compensation Account shall be credited with a number of shares of Common Stock (including fractional shares) equal to the Director Fees payable divided by the Fair Market Value of a share of Common Stock on that date. If a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock, then, on the date of payment of the dividend or distribution to holders of the Common Stock, each Deferred Stock Compensation Account shall be credited with the number of shares of Common Stock (including fractional shares) equal to the number of shares of Common Stock credited to such Account on the date fixed for determining the shareholders entitled to receive such dividend or distribution times the amount of the dividend or distribution paid per share of Common Stock divided by the Fair Market Value of a share of Common Stock on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property, the amount of the dividend or distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to Section VIII A hereof.

B. Adjustment and Substitution. The number of shares of Common Stock credited to each Deferred Stock Compensation Account, and the number of shares of Common Stock available for issuance or crediting under the Plan in each Plan Year in accordance with Section II hereof, shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Common Stock payable in shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the outstanding Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Company or securities of another company or cash or property other than Common Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board of Directors shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.

SECTION VIII - DISTRIBUTION OF DEFERRED
STOCK COMPENSATION ACCOUNT BALANCES

A. General. No distribution from a Deferred Stock Compensation Account shall be made or commence prior to the (i) termination of the Director's service as such, (ii) the Director's attainment of age 65 or (iii) the later of the foregoing, as selected by the Director in his initial Deferred Stock Election as occasioning such distribution. The actual date on which distribution will be made or commence will be determined by the Compensation Committee; provided, however, that such date may be no later than December 31 of the Plan Year in which such event occurs.

Distributions of Common Stock from Deferred Stock Compensation Accounts may be made in a lump sum or in annual installments over a period of five or ten years. The number of shares of Common Stock distributed in any annual installment shall be calculated by dividing the balance in a Director's Deferred Stock Compensation Account at the relevant time by the number of installments remaining to be paid. The actual method of distribution from a Director's Deferred Stock Compensation Account will be determined by the method of distribution selected by the Director in his initial Deferred Stock Election.

The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced to reflect the installment payments made hereunder. Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section shall continue to be credited with respect to dividends or distributions paid on the Common Stock pursuant to Section VII hereof and shall be subject to adjustment or substitution pursuant to Section VII hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock on the date immediately preceding the date of such payment.

The Company shall issue share certificates to the Director, or the Director's designated beneficiary, for the shares of Common Stock distributed hereunder, or if requested in writing by the Director, the shares to be distributed shall be added to the Director's account under the Company's Dividend Reinvestment Plan. As of the date on which the Director is entitled to receive payment of shares of Common Stock, the Director shall be a shareholder of the Company with respect to such shares.

Once made, an election as to the event which shall occasion a distribution and an election as to the method or timing of distribution shall be irrevocable, unless (i) the Compensation Committee consents in writing to an election change, (ii) the election change is made at least twelve months before the date that the distribution would have been made, (iii) the election change does not take effect until at least twelve months after the date of the election and (iv) the election change delays the distribution for a period of more than five years.

B. Beneficiary Designation. A Director may designate one or more persons to receive the balance in his Deferred Stock Compensation Account in the event of his death prior to receipt of the total amount therein. No such designation will be valid unless made on a "Beneficiary Designation" form prescribed by the Company, and duly and timely filed with the Corporate Secretary. A Director may at any time, and from time to time, revoke or amend such designation by duly and timely filing a new "Beneficiary Designation" form with the Corporate Secretary. If a Director dies without a completed "Beneficiary Designation" form on file with the Corporate Secretary, payment will be made to his estate. All distributions made as a result of death shall be paid in lump sums.

SECTION IX - NON-ALIENABILITY OF BENEFITS

A. General Rule. Except as provided in Section IX B, neither the Director nor any beneficiary designated by the Director shall have the right, directly or indirectly, to alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, attachment or garnishment by creditors of the Director or the Director's designated beneficiary or to the debts, contracts, liabilities, engagements or torts of any Director or the Director's designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or the Director's designated beneficiary, or any legal process.

B. Domestic Relations Order. The Compensation Committee shall permit an assignment of all or a portion of a Director's interest in the Plan to the extent that such assignment is required to comply with any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former, spouse child or other dependent of a Director made pursuant to a State domestic relations law.

SECTION X - NATURE OF DEFERRED ACCOUNTS

Any Deferred Cash Compensation Account or Deferred Stock Compensation Account shall be established and maintained only on the books and records of the Company or the applicable Subsidiary, and no assets or funds of the Company, a Subsidiary or the Plan or shares of Common Stock shall be removed from the claims of the Company's or a Subsidiary's general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein.

        The Plan constitutes a mere promise by the Company or the applicable Subsidiary to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment of cash or shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Company or the applicable Subsidiary. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's designated beneficiary. The Company and the Subsidiaries shall not be obligated under any circumstances to fund their respective financial obligations under the Plan and the Plan is intended to constitute an unfunded plan for Federal income tax purposes.

SECTION XI - PLAN ADMINISTRATION

The Compensation Committee shall, with respect to the Plan, have full power and authority to construe, interpret, manage, control and administer this Plan, and to pass and decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors and/or the Compensation Committee may establish consistent with satisfying the requirements of section 409A of the Code and other applicable law.

If the Compensation Committee deems any person entitled to receive a distribution incapable of receiving or disbursing the same by reason of age, illness or any infirmity or incapacity of any kind, payment may be made directly for the comfort, support and maintenance of such person or to any person selected by the Compensation Committee to disburse the same, whose receipt shall be a complete acquittance therefor.

SECTION XII - ACCELERATION OF DISTRIBUTION

A. Hardship. Notwithstanding the terms of a Cash Deferral Election or a Stock Deferral Election made by a Director hereunder, the Compensation Committee may, in its sole discretion, permit the withdrawal of amounts credited to a Deferred Cash Compensation Account or of shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, upon the request of a Director or the Director's representative, if the Compensation Committee determines that the Director or the Director's representative, as the case may be, is confronted with an unforeseeable emergency. If a Director receives a distribution under this Section, the Director's deferral election shall automatically be cancelled and any later deferral election shall be subject to the rules governing initial elections. For this purpose, an unforeseeable emergency is a severe financial hardship of the Director resulting from (i) an illness or accident of the Director, the Director's spouse, or the Director's dependent (within the meaning of section 152(a) of the Code, (ii) loss of the Director's property due to a casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance; (iii) or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The Director or the Director's representative shall provide to the Compensation Committee such evidence as the Compensation Committee, in its discretion, may require to demonstrate that such emergency exists and financial hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount or to the number of shares, as the case may be, reasonably necessary to meet the emergency need (including amounts necessary to pay any applicable taxes or penalties resulting from the distribution) and not otherwise relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Director's other assets (to the extent liquidation of such assets would not cause severe financial hardship or by cessation of deferrals under this Plan. Payment shall be made as soon as practicable after the Compensation Committee approves the payment and determines the amount of the payment or number of shares which shall be withdrawn, in a single lump sum. No Director shall participate in any decision of the Compensation Committee regarding such Director's request for a withdrawal under this Section XII.

B. Conflict of Interest. Notwithstanding anything herein to the contrary, if an individual becomes subject to a certificate of divestiture (within the meaning of section 1043(b)(2) of the Code) issued in connection with Federal conflict-of-interest requirements, the Compensation Committee shall take whatever action is necessary to comply with such certificate, including, if required, accelerated distribution of the individual's Deferred Cash Account and/or Deferred Stock Account and conversion of a Deferred Stock Account to a Deferred Cash Account.

C. Domestic Relations Order. The Compensation Committee shall permit an acceleration of the time or payment schedule to a person other than the Director to the extent such acceleration is required to comply with a domestic relations order, as provided for in Section IX B.

D. Income Inclusion under Section 409A. The Compensation Committee shall permit the acceleration of the time or schedule of a payment at any time that this Plan fails to meet the requirements of section 409A of the Code and the regulations that apply to it. The payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of section 409A and the regulations.

E. Plan Termination. Distribution may be accelerated in accordance with the Plan termination provisions of Section XVI.

SECTION XIII - PAYMENT DATES; FAIR MARKET VALUE

Director Fees payable currently in cash or to be credited to a Deferred Cash Compensation Account shall be paid or credited, as the case may be, on such dates as the Company's or the Subsidiary's management shall determine, but not less frequently than June 30 and December 31 of each Plan Year. Director Fees payable currently in shares of Common Stock or to be credited to a Deferred Stock Compensation Account shall be paid or credited, as the case may be, on June 30 and December 31 of each Plan Year, in each case covering the six-month period ending on such date.

"Fair Market Value" of a share of Common Stock on a given date shall be determined (i) based on the average of the closing sale prices of a share of Common Stock for the ten (10) day trading period ending on the given date, as reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market and published in The Wall Street Journal, (ii) if no closing sale prices are reported during such ten (10) day trading period, based on the average of the mean of the bid and asked prices per share of Common Stock for such ten (10) day trading period, as reported on Nasdaq, (iii) if the Common Stock is listed on a stock exchange, based on the average of the closing sale prices of a share of Common Stock for the ten (10) day trading period ending on the given date, as reported in The Wall Street Journal, or (iv) if the Common Stock is not listed on Nasdaq or on a stock exchange, by the Board of Directors in its sole discretion.

SECTION XIV - SECURITIES LAWS; ISSUANCE OF SHARES

Subject to Section XV A, the obligation of the Company to issue or credit shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon Nasdaq or each stock exchange, if any, on which the shares of Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Common Stock would be issued pursuant to a Current Stock Election or credited to a Deferred Stock Compensation Account, sufficient shares of Common Stock are not available under the Plan or the Company is not obligated to issue shares pursuant to this Section, then no shares of Common Stock shall be issued or credited, but rather, in the case of a Current Stock Election, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees and dividends which would otherwise have been credited in shares of Common Stock shall be credited in cash to a Deferred Cash Compensation Account in the name of the Director. The Compensation Committee shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

SECTION XV - PERMITTED AND REQUIRED PAYMENT DELAYS

A. Violation of Law. Payment will be delayed if the Company reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law; provided, that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. For purposes of this provision, the making of a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not treated as a violation of applicable law.

B. Payments Subject to Section 162(m). Payment will be delayed if the Company reasonably anticipates that its deduction with respect to such payment would otherwise be limited or eliminated by application of section 162(m) of the Code; provided that the Company reasonably anticipates that the deduction of the payment amount will not be limited or eliminated by application of section 162(m) for the calendar year in which the individual separates from service.

C. Loan Covenant. Payment will be delayed if the Company reasonably anticipates that the making of the payment will violate a term of a loan agreement to which the Company is a party, or other similar contract to which the Company is a party, and such violation will cause material harm to the Company; provided that the payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Company and provided that the Company entered into such loan agreement (including such covenant) or other similar contract for legitimate business reasons and not to avoid the restrictions of section 409A of the Code.

D. Required Delay. If payment is required to be delayed for six months from separation from service because the payee is a "specified employee" subject to such payment delay by reason of section 409A(a)(2)(B)(i) of the Code and the regulations thereunder, then the payment shall be delayed until the first day that such restriction on payment expires.

SECTION XVI - AMENDMENT,
MODIFICATION, SUSPENSION OR TERMINATION

A. General. The Company reserves the right, by and through the Board of Directors, to amend, suspend or terminate all or any part of the Plan at any time; provided, that no such amendment, suspension or termination shall adversely affect the amounts or shares then credited to any Deferred Cash Compensation Account or to any Deferred Stock Compensation Account.

B. Termination Incident to Change in Control Event. If this Plan is terminated within thirty days preceding or the twelve months following a Change in Control Event (as defined below), distributions shall be made in one lump sum thirty days after the later of the Change in Control Event or the action providing for Plan termination, as the case may be. For purposes of this provision, accelerated distribution is only permitted if substantially all similar arrangements that the Company sponsors are terminated in a manner that requires participants in such arrangements to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the date of termination of the arrangements.

A Change in Control Event is any of the following:

1. A change in the ownership of the Company, which is deemed to occur when any one person, or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent of the total fair market value or total voting power of the stock of the Company.

2. A change in the effective control of the Company, which is deemed to occur when (i) either any one person, or more than one person acting as a group, acquires (or has acquired during the twelve-month period ending on the most recent acquisition by such person or group) ownership of the stock of the Company possessing thirty-five percent or more of the total voting power of the Company's stock or (ii) a majority of the Company's Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election.

3. A change in the ownership of a substantial portion of the Company' assets, which is deemed to occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the twelve-month period ending on the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than forty percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

4. The existence of any of the foregoing events shall be determined based on objective standards and in complete accordance with the requirements of section 409A of the Code and the regulations thereunder so that any accelerated distribution resulting from application of this Section does not result in a violation of section 409A of the Code.

C. Other Terminations. If this Plan is terminated for reasons other than as provided above, the Board of Directors may authorize accelerated distributions only if (i) all arrangements that the Company sponsors that would be aggregated with this Plan under regulations promulgated under section 409A of the Internal Revenue Code of 1986, as amended, are terminated, (ii)no payments other than payments that would be payable under the Plan if the termination had not occurred are made within twelve months of the termination, (iii) all payments are made within twenty-four months of the termination; and (iv) the Company does not adopt a new arrangement that would be aggregated with this Plan under regulations promulgated pursuant to section 409A if any person participated in this Plan and such new arrangement at any time within five years following the date of termination.

SECTION XVII - GOVERNING LAW; PRONOUNS

Except to the extent pre-empted by Federal law, the provisions of the Plan shall be construed, administered and enforced in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania. Each masculine, feminine or neuter pronoun used herein shall be deemed a reference to each other gender, as the content requires.

SECTION XVIII - RESTATEMENT; EFFECTIVE DATE

This Plan is an amendment and restatement effective as of January 1, 2005, of the Company's Deferred Compensation Plan for Non-Employee Directors. This Plan as amended and restated herein was approved by the Board of Directors on November 23, 2005.

The Plan originally was adopted by the Board of Directors effective January 1, 1995 and was subsequently amended or amended and restated from time to time.

The Plan as amended and restated herein shall continue in effect for a term through December 31, 2016, provided it is approved by the Company's shareholders at the 2006 Annual Meeting unless sooner terminated under Section XVI. If the Plan is not approved by shareholders at the 2006 Annual Meeting, it shall terminate on December 31, 2006, unless sooner terminated under Section XVI.